                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 8, 2003

                             Entrada Networks, Inc.
             (Exact name of registrant as specified in its charter)

                                    000-26952
                            (Commission File Number)

                           DELAWARE                                             33-0676350
(State or other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification No.)


                       12 Morgan, Irvine, California 92618
             (Address of principal executive offices, with zip code)

                                 (949) 588-2070
              (Registrant's telephone number, including area code)

         Item 5. Other Events and Regulation FD Disclosure.

         Entrada Networks initially reported under Note P (Subsequent Events) to our Consolidated Financial Statements, in our Form 10-K filed with the U.S. Securities and Exchange Commission on April 30, 2003 that:

                "Cisco has advised that it will discontinue purchasing from us an adapter card starting from the third quarter of the current fiscal year. This will have a major impact on our future revenues and there can be no assurance that the sales of this legacy product line could be restored to its current levels. This adapter card was scheduled to go out of production last year but had been kept in production at Cisco's request while it qualified a replacement card."

         We further disclosed in our Form 10-Q for the period ended April 30, 2003 that was filed with the U.S. Securities and Exchange Commission on June 2, 2003, under Item 5, Other Information, Risk Factors that:

      "WE RELY ON A RELATIVELY LIMITED NUMBER OF CUSTOMERS, AND THE LOSS OF ANY SIGNIFICANT CUSTOMER COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION."

         Historically, Entrada has derived a significant portion of our revenues from a relatively limited number of customers. In fact, during the three months ended April 30, 2003, sales to Cisco Systems, accounted for approximately 71.5% of our consolidated net revenues and during the preceding fiscal year 2003, sales to Cisco Systems accounted for approximately 56.9% of our consolidated net revenues.

         In addition to the prior disclosures, and more specifically, during fiscal year ended January 31, 2003, sales of this specific adapter card to Cisco amounted to approximately $7.6 million or 55% of the total revenues of $13.6 million for the Company. For the quarter ended April 30, 2003, sales of this adapter card amounted to approximately $1.6 million or 59% of the total revenues of $2.7 million. The proportion of revenues attributable to this product strongly suggests that the loss of such sales to Cisco during the third quarter of fiscal 2004 and onwards is likely to have a material impact on our operating results. There also can be no assurance that the sales of other products could make up for any of the lost revenues in the near future.

         Cisco has indicated that it will continue, however, to purchase other parts from us. We estimate that the revenue reduction will be approximately $1.6 million per quarter beginning in the third quarter of fiscal year 2004 (using the revenue attributable to this product in the first quarter of fiscal 2004 as a basis for that estimate).

         Our present credit arrangement with Silicon Valley Bank is subject to a covenant regarding our tangible net worth, and requires us to maintain that measure to be at least $3.4 million plus 50% of any new equity we raise. At the quarter ended April 30, 2003, the Company's tangible net worth was $5.1 million. Cisco's decision to discontinue purchasing the specific adapter card from us beginning in the third quarter of fiscal 2004 and onwards will likely have a material impact on our operating results from that point forward. Unless the Company is able to significantly increase revenues from other products and further reduce operating expenses, for which there can be no assurance, the Company may suffer operating losses in the future that could put the Company in jeopardy at some future date of meeting the tangible net worth covenant.

         In anticipation of the reduced revenue in the Rixon Networks subsidiary, management has added an independent sales representative this month to bring in new sales not only for this card but also for many of Rixon Networks' legacy products. In anticipation of the lower production volumes, the Company has downsized its workforce from 35 to 27 employees. To further reduce our costs, we announced closings of our plant every Friday during the summer months of July and

August. We are currently examining every cost and expense item and planning to further reduce expenses. And, we continue to be constantly looking at growth opportunities through acquisition that could be a good fit with our current businesses.

About Entrada Networks
----------------------

Entrada Networks currently has three wholly owned subsidiaries that focus on developing and marketing products in the storage networking and network connectivity industries. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Rixon's focus is on two- and four-port cards and drivers for highly specialized applications. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. The Torrey Pines subsidiary specializes in the design & development of SAN transport switching products. Entrada Networks is headquartered in Irvine, CA. www.entradanetworks.com.

Safe Harbor
-----------

Except for historical information contained herein, the matters set forth in this Form 8-K are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to the following factors: 1) the ability of the Company to generate the cash flow from operations, or raise additional capital necessary to finance its ongoing businesses; 2) the ability of the Company to develop or acquire new profitable lines of business and to attract and retain management to lead this effort; 3) the continuing market acceptance of the legacy products which account for all of the Company's current revenues; 4) the ability of the Company to generate revenues from its research and development efforts in the SAN space; 5) the much greater financial and other resources of Entrada Networks' many well-entrenched competitors; 6) the adoption of technology standards different from those under which Entrada is prepared to deliver products; and 7) such other factors as are set forth in Entrada's annual report on Form 10-K, filed April 30, 2003, Form 10-Q filed June 2, 2003 and in the reports previously filed by Entrada and it's former Parent, Sorrento Networks Corporation or Sync Research with the U.S. Securities and Exchange Commission, including but not limited to the Reports of Sync Research, Inc., filed in connection with its merger with Entrada on Form S-4 and S-4/A.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ENTRADA NETWORKS, INC.

Date: July 8, 2003

                               /s/ Davinder Sethi
                               ------------------
                               Davinder Sethi, Ph.D.
                               Chief Financial Officer
                               Chief Accounting Officer